Exhibit 99.1

Exterran Corporation Announces Fourth Quarter and Full Year 2016 Results

Company Announces Middle East Contract Operations Project Award
Fourth Quarter 2016 Bookings of $231 Million, Highest in the last Eight Quarters

HOUSTON, March 8, 2017 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced a net loss from continuing operations for the fourth quarter of 2016 of $26.6 million, or $0.77 per share, on revenue of $231.3 million. This compares to net loss from continuing operations of $32.3 million, or $0.93 per share, on revenue of $229.2 million for the third quarter of 2016 and net loss from continuing operations of $22.4 million, or $0.66 per share, on revenue of $398.7 million for the fourth quarter of 2015.

The Company also announced it has been awarded a 10-year contract to build, own and operate a processing and treating facility for a customer operating in the Middle East, valued at more than $250 million. The Company will design, construct and install the facility with operational start scheduled for the latter part of 2018.

Andrew Way, Exterran's President and Chief Executive Officer commented, "Our fourth quarter results were in line with our expectations. The resiliency of our contract operations business model was evident as we partially offset anticipated lower revenue with cost productivity gains, resulting in a higher gross margin percentage from third quarter levels. Low bookings early in 2016 coupled with our decision to maintain a certain level of manufacturing capacity resulted in low oil and gas product sales margins. As anticipated, maintaining manufacturing capacity was prudent given our increased level of bookings during the second half of 2016, culminating with fourth quarter bookings of $230.8 million, as well as the Middle East project award in our contract operations segment."

Mr. Way continued, "The project award is another indication of our strong brand, reputation and experience providing effective solutions to our customers' production and midstream infrastructure needs. It also adds to our existing base of recurring and stable revenue and cash flow associated with our international contract operations business model. Contract operations projects internationally, and our increasing oil and gas product sales bookings resulting from higher demand in certain U.S. basins, give us a balanced business model and portfolio with access to growing market areas and opportunities around the world."

Adjusted net loss from continuing operations for the fourth quarter of 2016 was $17.9 million, or $0.52 per share. This compares to adjusted net loss from continuing operations of $12.4 million, or $0.36 per share, for the third quarter of 2016 and adjusted net loss from continuing operations of $7.8 million, or $0.23 per share, for the fourth quarter of 2015. Excluded from adjusted net loss from continuing operations for the fourth quarter of 2016 were pre-tax expenses of $9.1 million in non-cash long-lived impairment charges primarily related to the Company's contract operations business and $2.0 million in restructuring costs, partially offset by $1.3 million in net restatement recoveries. See table below for reconciliation of GAAP to non-GAAP financial information.

Net loss for the fourth quarter of 2016 was $26.8 million. This compares to net loss of $12.7 million for the third quarter of 2016 and net loss of $4.1 million for the fourth quarter of 2015.

EBITDA, as adjusted, was $28.1 million for the fourth quarter of 2016, as compared with EBITDA, as adjusted, of $38.0 million for the third quarter of 2016 and $57.8 million for the fourth quarter of 2015. See table below for reconciliation of GAAP to non-GAAP financial information.

Selling, general and administrative expenses were $41.7 million in the fourth quarter of 2016, as compared with $37.9 million in the third quarter of 2016 and $52.9 million in the fourth quarter of 2015. The sequential increase was primarily due to severance and other personnel-related expenses resulting from staff and structure changes.

Contract Operations Segment
Contract operations revenue in the fourth quarter of 2016 was $93.9 million, a 5% decrease from third quarter 2016 revenue of $99.1 million and a 22% decline from fourth quarter 2015 revenue of $119.9 million.

Contract operations gross margin in the fourth quarter of 2016 was $61.2 million, a 3% decrease from third quarter 2016 gross margin of $63.1 million and a 21% decline from fourth quarter 2015 gross margin of $77.7 million. Gross margin percentage in the fourth quarter of 2016 was 65%, as compared with 64% in the third quarter of 2016 and 65% in the fourth quarter of 2015.

The sequential revenue and gross margin decreases were primarily due to contractual recoveries benefiting third quarter results that did not repeat, and a contractual project stop.

Aftermarket Services Segment
Aftermarket services revenue in the fourth quarter of 2016 was $29.1 million, a 9% increase from third quarter 2016 revenue of $26.6 million and a 10% decrease from fourth quarter 2015 revenue of $32.3 million.

Aftermarket services gross margin in the fourth quarter of 2016 was $7.2 million, a 5% decrease from third quarter 2016 gross margin of $7.5 million and a 19% decrease from fourth quarter 2015 gross margin of $8.8 million. Gross margin percentage in the fourth quarter of 2016 was 25%, as compared with 28% in the third quarter of 2016 and 27% in the fourth quarter of 2015.

The sequential increase in aftermarket service revenue was driven primarily by an increase in Eastern Hemisphere parts sales. Gross margin was lower due to business mix.

Oil and Gas Product Sales Segment
Oil and gas product sales revenue in the fourth quarter of 2016 was $77.7 million, a 5% increase from third quarter 2016 revenue of $73.7 million, and a 64% decrease from fourth quarter 2015 revenue of $214.1 million.

Oil and gas product sales gross margin in the fourth quarter of 2016 was $2.5 million, a 32% decrease from third quarter 2016 gross margin of $3.6 million and a 90% decrease from fourth quarter 2015 gross margin of $24.7 million. Gross margin percentage in the fourth quarter of 2016 was 3% as compared with 5% in the third quarter of 2016 and 12% in the fourth quarter of 2015.

The sequential increase in revenue was primarily due to an increase in compression and processing equipment sales, resulting from higher activity in North America. This was partially offset by lower production equipment sales. Gross margin was lower primarily due to pricing and underabsorption of fixed costs due to management's decision to maintain a certain level of manufacturing capacity.

Oil and gas product sales backlog was $306.2 million at December 31, 2016, as compared to $153.1 million at September 30, 2016 and $267.4 million at December 31, 2015. Oil and gas product sales bookings for the fourth quarter of 2016 were $230.8 million, resulting in a book-to-bill ratio of 297%. This compares to bookings of $132.3 million for the third quarter of 2016 and bookings of $172.1 million for the fourth quarter of 2015.

Belleli EPC Product Sales Segment
As previously disclosed, the Company is in the process of exiting the non-core business lines of Belleli EPC. Fourth quarter results for the period were in line with the Company's internal expectations as revenue was $30.7 million and gross margin was a negative $1.7 million. The remaining backlog is approximately $64 million and the Company anticipates exiting the business by early 2018.

Project execution delays on significant projects prior to 2016 resulted in accrued contract loss provisions recorded in prior years, which in turn base-lined gross margin for such projects at near break-even in the current year periods.

Conference Call Information
The Company will host a conference call at 10 a.m. Central Time on Thursday, March 9, 2017. The call can be accessed from the Company's website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Friday, March 17, 2017 and may be accessed by calling 877-660-6853 and using the pass code 13656276.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

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Non-GAAP Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran's control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; Exterran’s ability to implement appropriate changes to its internal controls and procedures in a timely and cost efficient manner; the effectiveness of Exterran's internal controls going forward, including the existence of any control deficiencies identified in the future; the resolution of Exterran's pending Securities and Exchange Commission investigation; the results of governmental actions relating to pending investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K/A for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenues:
Contract operations	$93,872	$99,143	$119,855	$392,463	$469,900
Aftermarket services	29,051	26,590	32,255	120,550	127,802
Oil and gas product sales—third parties (1)	77,700	73,685	206,119	392,384	935,295
Oil and gas product sales—affiliates (1)	—	—	8,004	—	154,267
Belleli EPC product sales	30,695	29,740	32,478	123,856	103,221
	231,318	229,158	398,711	1,029,253	1,790,485
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	32,715	36,056	42,193	143,670	172,391
Aftermarket services	21,859	19,046	23,413	87,342	91,233
Oil and gas product sales	75,229	70,074	189,435	365,394	925,737
Belleli EPC product sales	32,369	29,104	31,363	126,322	134,846
Selling, general and administrative	41,735	37,864	52,944	165,985	220,396
Depreciation and amortization	31,441	28,183	44,650	137,974	154,801
Long-lived asset impairment	9,137	5,358	6,524	15,146	20,788
Restatement charges (recoveries)	(1,270)	12,298	—	18,879	—
Restructuring and other charges	2,015	2,239	13,618	27,457	31,315
Interest expense	8,585	8,254	5,865	34,181	7,272
Equity in income of non-consolidated affiliates	—	—	—	(10,403)	(15,152)
Other (income) expense, net	72	(3,349)	(3,842)	(13,088)	35,438
	253,887	245,127	406,163	1,098,859	1,779,065
Income (loss) before income taxes	(22,569)	(15,969)	(7,452)	(69,606)	11,420
Provision for income taxes	4,073	16,343	14,991	124,760	39,546
Loss from continuing operations	(26,642)	(32,312)	(22,443)	(194,366)	(28,126)
Income (loss) from discontinued operations, net of tax	(132)	19,652	18,360	(33,571)	54,774
Net income (loss)	$(26,774)	$(12,660)	$(4,083)	$(227,937)	$26,648

Basic net income (loss) per common share:
Loss from continuing operations per common share	$(0.77)	$(0.93)	$(0.66)	$(5.62)	$(0.82)
Income (loss) from discontinued operations per common share	—	0.56	0.54	(0.97)	1.60
Net income (loss) per common share	$(0.77)	$(0.37)	$(0.12)	$(6.59)	$0.78

Diluted net income (loss) per common share:
Loss from continuing operations per common share	$(0.77)	$(0.93)	$(0.66)	$(5.62)	$(0.82)
Income (loss) from discontinued operations per common share	—	0.56	0.54	(0.97)	1.60
Net income (loss) per common share	$(0.77)	$(0.37)	$(0.12)	$(6.59)	$0.78

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	34,675	34,632	34,294	34,568	34,288
Diluted	34,675	34,632	34,294	34,568	34,288

(1) Sales to Archrock Partners (named Exterran Partners, L.P. prior to November 3, 2015) (“Archrock Partners”) prior to the Spin-off are presented as oil and gas product sales—affiliates revenue. Subsequent to November 3, 2015, sales to Archrock Partners are considered sales to third parties.

EXTERRAN CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$35,678	$29,032
Restricted cash	671	1,490
Accounts receivable, net	230,607	363,581
Inventory, net	157,516	208,081
Costs and estimated earnings in excess of billings on uncompleted contracts	31,956	65,311
Other current assets	55,516	53,866
Current assets associated with discontinued operations	14	32,923
Total current assets	511,958	754,284
Property, plant and equipment, net	797,809	858,188
Deferred income taxes	6,015	86,110
Intangible and other assets, net	58,996	51,533
Long-term assets associated with discontinued operations	—	38,281
Total assets	$1,374,778	$1,788,396

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$95,959	$86,727
Accrued liabilities	162,792	175,841
Deferred revenue	32,154	31,675
Billings on uncompleted contracts in excess of costs and estimated earnings	42,116	37,908
Current liabilities associated with discontinued operations	1,113	13,645
Total current liabilities	334,134	345,796
Long-term debt	348,970	525,593
Deferred income taxes	11,700	22,519
Long-term deferred revenue	98,964	59,769
Other long-term liabilities	24,237	22,708
Long-term liabilities associated with discontinued operations	2	6,075
Total liabilities	818,007	982,460
Total stockholders’ equity	556,771	805,936
Total liabilities and stockholders’ equity	$1,374,778	$1,788,396

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenues:
Contract operations	$93,872	$99,143	$119,855	$392,463	$469,900
Aftermarket services	29,051	26,590	32,255	120,550	127,802
Oil and gas product sales	77,700	73,685	214,123	392,384	1,089,562
Belleli EPC product sales	30,695	29,740	32,478	123,856	103,221
	$231,318	$229,158	$398,711	$1,029,253	$1,790,485

Gross margin:
Contract operations	$61,157	$63,087	$77,662	$248,793	$297,509
Aftermarket services	7,192	7,544	8,842	33,208	36,569
Oil and gas product sales	2,471	3,611	24,688	26,990	163,825
Belleli EPC product sales	(1,674)	636	1,115	(2,466)	(31,625)
Total	$69,146	$74,878	$112,307	$306,525	$466,278

Gross margin percentage:
Contract operations	65%	64%	65%	63%	63%
Aftermarket services	25%	28%	27%	28%	29%
Oil and gas product sales	3%	5%	12%	7%	15%
Belleli EPC product sales	(5)%	2%	3%	(2)%	(31)%
Total	30%	33%	28%	30%	26%

Selling, general and administrative	$41,735	$37,864	$52,944	$165,985	$220,396
% of revenue	18%	17%	13%	16%	12%

EBITDA, as adjusted	$28,115	$38,028	$57,782	$145,069	$240,571
% of revenue	12%	17%	14%	14%	13%

Capital expenditures	$26,636	$16,902	$34,648	$74,325	$156,745
Less: Proceeds from sale of PP&E	(1,842)	(73)	(1,350)	(2,814)	(6,625)
Net Capital expenditures	$24,794	$16,829	$33,298	$71,511	$150,120

Total Available Horsepower (at period end)	1,138	1,192	1,181	1,138	1,181
Total Operating Horsepower (at period end)	936	944	964	936	964
Average Operating Horsepower	939	949	964	953	959
Horsepower Utilization (at period end)	82%	79%	82%	82%	82%

	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Product Sales Backlog:
Oil and Gas Product Sales Backlog:
Compression and Accessory Backlog	$160,006	$86,206	$141,059	$160,006	$141,059
Production and Processing Equipment Backlog	144,252	64,680	118,914	144,252	118,914
Installation Backlog	1,964	2,213	7,445	1,964	7,445
Belleli EPC Backlog	63,578	95,366	162,424	63,578	162,424
Total Product Sales Backlog	$369,800	$248,465	$429,842	$369,800	$429,842

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$(22,569)	$(15,969)	$(7,452)	$(69,606)	$11,420
Selling, general and administrative	41,735	37,864	52,944	165,985	220,396
Depreciation and amortization	31,441	28,183	44,650	137,974	154,801
Long-lived asset impairment	9,137	5,358	6,524	15,146	20,788
Restatement charges (recoveries)	(1,270)	12,298	—	18,879	—
Restructuring and other charges	2,015	2,239	13,618	27,457	31,315
Interest expense	8,585	8,254	5,865	34,181	7,272
Equity in income of non-consolidated affiliates	—	—	—	(10,403)	(15,152)
Other (income) expense, net	72	(3,349)	(3,842)	(13,088)	35,438
Total gross margin (1)	$69,146	$74,878	$112,307	$306,525	$466,278

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$(26,774)	$(12,660)	$(4,083)	$(227,937)	$26,648
(Income) loss from discontinued operations, net of tax	132	(19,652)	(18,360)	33,571	(54,774)
Depreciation and amortization	31,441	28,183	44,650	137,974	154,801
Long-lived asset impairment	9,137	5,358	6,524	15,146	20,788
Restatement charges (recoveries)	(1,270)	12,298	—	18,879	—
Restructuring and other charges	2,015	2,239	13,618	27,457	31,315
Investment in non-consolidated affiliates impairment	—	—	—	—	33
Proceeds from sale of joint venture assets	—	—	—	(10,403)	(15,185)
Interest expense	8,585	8,254	5,865	34,181	7,272
(Gain) loss on currency exchange rate remeasurement of intercompany balances	776	(2,335)	(5,423)	(8,559)	30,127
Provision for income taxes	4,073	16,343	14,991	124,760	39,546
EBITDA, as adjusted (2)	$28,115	$38,028	$57,782	$145,069	$240,571

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net loss from continuing operations:
Net income (loss)	$(26,774)	$(12,660)	$(4,083)	$(227,937)	$26,648
(Income) loss from discontinued operations, net of tax	132	(19,652)	(18,360)	33,571	(54,774)
Loss from continuing operations	(26,642)	(32,312)	(22,443)	(194,366)	(28,126)
Adjustment for items:
Long-lived asset impairment	9,137	5,358	6,524	15,146	20,788
Restatement charges (recoveries)	(1,270)	12,298	—	18,879	—
Restructuring and other charges	2,015	2,239	13,618	27,457	31,315
Investment in non-consolidated affiliates impairment	—	—	—	—	33
Proceeds from sale of joint venture assets	—	—	—	(10,403)	(15,185)
Tax impact of adjustments (3)	(1,116)	(9)	(7,010)	(1,173)	(16,742)
Deferred tax assets valuation allowances	—	—	—	93,284	—
Non-cash charge related to a Nigeria tax audit	—	—	—	7,407	—
Research and development tax credits	—	—	1,510	—	(19,157)
Adjusted net loss from continuing operations (4)	$(17,876)	$(12,426)	$(7,801)	$(43,769)	$(27,074)

Diluted loss from continuing operations per common share	$(0.77)	$(0.93)	$(0.66)	$(5.62)	$(0.82)
Adjustment for items, after-tax, per diluted common share	0.25	0.57	0.43	4.35	0.03
Diluted adjusted net loss from continuing operations per common share (4)	$(0.52)	$(0.36)	$(0.23)	$(1.27)	$(0.79)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement charges (recoveries), restructuring and other charges, and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by non-taxable proceeds from sale of joint venture assets for applicable periods and the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.